UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2014

Strategic Realty Trust, Inc.

(Exact name of Registrant specified in its Charter)

Maryland	000-54376	90-0413866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

400 South El Camino Real, Suite 1100

San Mateo, California, 94402

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 343-9300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 7, 2015, Strategic Realty Trust, Inc. (the “Company,” “we,” “our” or “us”) held its 2014 annual meeting of stockholders. A total of 5,549,735 shares of the Company’s common stock outstanding and entitled to vote were represented at the meeting in person or by proxy, representing approximately 50.59% of the total number of shares entitled to vote at the meeting. At the annual meeting, the Company’s stockholders voted in person or by proxy on:

1.	The election of Andrew Batinovich as a Class I director to serve until the 2016 annual meeting of stockholders and until his successor is duly elected and qualified.

2.	The election of Todd A. Spitzer as a Class II director to serve until the 2017 annual meeting of stockholders and until his successor is duly elected and qualified.

3.	The approval of four proposals to amend our charter:

A.	To provide that directors may be removed with or without cause (“Charter Amendment Proposal 3.A”);

B.	To provide that special meetings of the stockholders shall be called by our secretary upon the written request of the holders of shares entitled to cast not less than one-third of all the votes entitled to be cast at such meeting on any matter; which amendment shall be conditioned upon stockholder approval of Charter Amendment Proposal 3.C (“Charter Amendment Proposal 3.B”);

C.	To provide that a quorum at a stockholder meeting shall be the presence in person or by proxy of stockholders entitled to cast at least one-third of all of the votes entitled to be cast at such meeting on any matter, which amendment shall be conditioned upon stockholder approval of Charter Amendment Proposal 3.B (“Charter Amendment Proposal 3.C”);

D.	To permit stockholders to fill vacancies on the board of directors and clarify the role of independent directors with respect to nominating replacements for vacancies among board positions previously held or required to be held by independent directors (“Charter Amendment Proposal 3.D”).

4.	The approval, by non-binding, advisory vote of our executive compensation.

5.	The approval, by non-binding, advisory vote, of the frequency of holding non-binding, advisory votes on our executive compensation.

For a detailed description of each of the proposals submitted for stockholder vote at the annual meeting, including a summary of the revisions that each of the charter amendment proposals would make to the Company’s charter, see the Company’s Definitive Proxy Statement, filed with the SEC on September 17, 2014.

Andrew Batinovich was elected to serve as a Class I director until the 2016 annual meeting of stockholders and until his successor is duly elected and qualified. The number of votes cast for and against Mr. Batinovich’s election and the number of abstentions were as follows:

Name	Votes For	Against	Abstain
Andrew Batinovich	4,820,866	396,074	332,795

Todd A. Spitzer was elected to serve as a Class II director until the 2017 annual meeting of stockholders and until his successor is duly elected and qualified. The number of votes cast for and against Mr. Spitzer’s election and the number of abstentions were as follows:

Name	Votes For	Against	Abstain
Todd A. Spitzer	5,066,186	188,612	294,937

None of the proposals to amend the Company’s charter received the affirmative vote of a majority of the votes entitled to be cast at the meeting. As a result, none of the proposals to amend the Company’s charter were approved. The votes cast with respect to the four proposals to amend the Company’s charter were as follows:

Proposal	Votes For	Against	Abstain
Charter Amendment Proposal 3.A	4,864,390	376,529	308,816
Charter Amendment Proposal 3.B	5,165,496	166,263	217,976
Charter Amendment Proposal 3.C	5,195,130	144,145	210,460
Charter Amendment Proposal 3.D	5,181,697	133,303	234,795

The votes cast with respect to the proposal to approve, on a non-binding, advisory basis, the Company’s named executive officer compensation were as follows:

	Votes For	Against	Abstain
Named Executive Officer Compensation	4,162,044	649,269	738,422

The votes cast with respect to the proposal to approve, on a non-binding, advisory basis, the frequency of future advisory votes on named executive officer compensation were as follows:

	1 Year	2 Years	3 Years	Abstain
Frequency of Advisory Vote on Named Executive Officer Compensation	1,171,192	604,942	3,218,899	554,702

The Company’s board of directors has determined to hold a non-binding, advisory stockholder vote on the compensation of its named executive officers every three years, provided the Company is required to hold such a vote under the federal securities laws.

Item 8.01. Other Events.

On November 10, 2014, the board of directors of the Company declared distributions for the fourth quarter of 2014 in the amount of $0.06 (6 cents) per share on the outstanding shares of common stock of the Company, payable to shareholders of record of such shares as shown on the books of the Company at the close of business on December 31, 2014. Such distributions will be paid on January 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC REALTY TRUST, INC.

Dated: January 9, 2015	By:	/s/ Andrew Batinovich
Andrew Batinovich
Chief Executive Officer